UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2025, reAlpha Tech Corp. (the “Company”) entered into Amendment No. 1 to At the Market Sales Agreement (the “Amendment”) with A.G.P./Alliance Global Partners (“A.G.P.”), which amended the At the Market Sales Agreement, dated December 19, 2024, by and between the Company and A.G.P. (the “Original Agreement” and, as amended by the Amendment, the “Sales Agreement”) to reduce the floor price from $5.00 to $3.90 per Placement Share.

In accordance with the terms of the Sales Agreement, the Company may offer and sell from time to time through A.G.P., acting as sales agent, shares (the “Placement Shares”) of the Company’s common stock having an aggregate offering price of up to $14,275,000, subject to a floor price of $3.90 per Placement Share. The issuance and sale of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-283284) filed with the Securities and Exchange Commission on November 15, 2024, and declared effective on November 26, 2024 (the “Registration Statement”), the base prospectus dated November 26, 2024 included in the Registration Statement, the prospectus supplement relating to the offering dated December 19, 2024, and supplements to the prospectus supplement dated December 27, 2024 and January 31, 2025.

Sales of Placement Shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company will pay A.G.P. a cash commission equal to 3.0% of the aggregate gross proceeds from the sale of Placement Shares sold pursuant to the Sales Agreement. The Company will also reimburse A.G.P. for certain specified expenses in connection with this offering, including reasonable out-of-pocket costs and expenses, including legal fees and related expenses. The Company has no obligation to sell any of the Placement Shares under the Sales Agreement.

The offering of the Placement Shares pursuant to the Sales Agreement will terminate upon the earliest of (i) the 36-month anniversary of the date of the Original Agreement, (ii) the sale of all of the Placement Shares or (iii) termination of the Sales Agreement as provided therein. The Company and A.G.P. may each terminate the Sales Agreement at any time upon 5 days’ prior notice.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

A copy of the legal opinion of Mitchell Silberberg & Knupp LLP relating to the Placement Shares is filed as Exhibit 5.1 hereto.

Item 8.01. Other Events.

As previously disclosed, on November 24, 2023, the Company issued warrants (the “Warrants”) to purchase up to 2,400,000 shares of common stock as part of a best-efforts public offering, pursuant to the terms of a placement agency agreement with Maxim Group LLC and a securities purchase agreement with certain purchasers. Pursuant to the anti-dilution adjustment provisions of the Warrants, as a result of the Amendment, the per share exercise price of the Warrants was reduced from $5.00 to $3.90, and the number of shares of common stock issuable upon exercise of the Warrants was increased to approximately 3,076,924 shares (subject to adjustment in connection with the rounding of fractional shares in accordance with the terms of the Warrants) such that the aggregate exercise price for the Warrants after taking into account the reduction in the per share exercise price is equal to the aggregate exercise price for the Warrants prior to such reduction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Amendment No. 1 to At the Market Sales Agreement, dated January 31, 2025, by and between reAlpha Tech Corp. and A.G.P./Alliance Global Partners.

5.1	Opinion of Mitchell Silberberg & Knupp LLP.

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2025	REALPHA TECH CORP.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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